Exhibit 99.1
PURECYCLE, PORT OF ANTWERP-BRUGES ANNOUNCE NEXTGEN DISTRICT AS LOCATION FOR PURECYCLE’S FIRST PLASTIC RECYCLING PLANT IN EUROPE
PureCycle Selected as NextGen District Concessionaire in Competitive Bid Process
ORLANDO, Fla. – January 17, 2023 – PureCycle Technologies, Inc. (NASDAQ: PCT) and the Port of Antwerp-Bruges today announced that PureCycle intends to build its first polypropylene (PP) recycling facility in Europe in the port’s fast-growing NextGen District located in Belgium. The new plant is expected to have an annual capacity of 59,000 metric tons (130 million pounds), with opportunities to expand operations in the future since the 14-hectare plot can support up to four processing lines with an anticipated total capacity of approximately 240,000 metric tons (500 million pounds) per year (in total for all four processing lines). PureCycle is currently engaged in feedstock sourcing and financial planning with the intent to secure a final project timeline by mid-2023. Construction of the plant is expected to begin upon completion of the permitting process, which is currently anticipated in 2024.
NextGen District is a global hub for businesses seeking to advance the circular economy. The district is located at the Port of Antwerp-Bruges, Europe’s second largest seaport. PureCycle was recently awarded a concessionaire contract during NextGen’s competitive bid selection process.
PureCycle Vice President of European Operations, Wiebe Schipper, commented, “The announcement of our first location in Europe marks the next phase in executing PureCycle’s global growth strategy. We are excited to bring our Ultra-Pure Recycled (UPR) resin to customers in Europe, where companies and policies are at the forefront of the circular economy. Being in the NextGen District will enable us to capitalize on existing efficiencies, collaborate with other innovators in the space and forge new partnerships.” He added, “We want to thank the Port of Antwerp-Bruges for believing in our mission and for providing the support necessary to get this project off the ground. Our team at PureCycle looks forward to creating a more sustainable future together.”
Port of Antwerp-Bruges CEO, Jacques Vandermeiren, said, “The Port of Antwerp-Bruges’ NextGen District is committed to creating an innovation hotspot where companies dedicated to building a circular economy and developing sustainable solutions to some of the world’s toughest climate and environmental challenges can thrive. We’re thrilled to be partnering with PureCycle on this strategic project to help bring that vision to life.”
PureCycle is already in active negotiations with potential feedstock and offtake partners and expects to commence commercial operations at its new European facility when construction of the first processing line is completed. The new polypropylene purification plant will not only supply the European market with PureCycle’s UPR resin but is also expected to create 65-70 new jobs for local residents during the initial phase of the project. This project represents one of the largest investments announced in the NextGen District to date. Various funding options are currently being considered, including traditional financing sources as well as grants/subsidies for circular projects that are uniquely available in the EU.
Minister-President of Flanders, Jan Jambon, remarked, “PureCycle selected Flanders as the preferred location within the EU for the construction of its first European recycling plant. This confirms that Flanders is among the world leaders in waste collection and processing and strengthens our position even more firmly as a leading recycling hub. PureCycle's purification technology is a game changer within the circular economy and will have a major impact on making plastics - and pre-eminently the chemical cluster around the Port of Antwerp-Bruges - even more sustainable. As a region that pioneers in circular innovation, we are extremely proud to welcome this new ecosystem-strengthening partner in Flanders. Export and investment promotion agency Flanders Investment & Trade played a leading role in this investment dossier through teams in the US and in Flanders. FIT also supports PureCycle in the start-up and development of their site and their anchoring in Flanders.”
With the company’s flagship recycling plant in Ironton, Ohio expected to start pellet production in Q1 of 2023; a second plant in Augusta, Georgia under initial construction; and its first PP recycling plant in Asia currently on track to open in 2025, PureCycle is expanding globally and actively scaling its production capabilities.
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PureCycle Contact
Christian Bruey
cbruey@purecycle.com
+1 (352) 745-6120
Port of Antwerp-Bruges Contact
press@portofantwerpbruges.com
+32 492 15 41 39

About Port of Antwerp-Bruges
With an overall throughput of 289 million tonnes per year, Port of Antwerp-Bruges is a critical hub in worldwide trade and industry. The port is a crucial link for the handling of containers, breakbulk and for the throughput of vehicles. Port of Antwerp-Bruges is home to 1,400 companies and accommodates the largest integrated chemical cluster in Europe. The port provides, directly and indirectly, a total of around 164,000 jobs and generates an added value of 21 billion euros. www.portofantwerpbruges.com
About PureCycle Technologies
PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process removes color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) resin that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com
Forward-Looking Statements
This press release contains forward-looking statements, including statements about the proposed recycling plant in Europe, expected timing of the proposed recycling plant and the anticipated financial and other benefits therefrom=. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.
Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PureCycle and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PureCycle’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 entitled “Risk Factors,” those discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by PureCycle and the following:
●PureCycle’s ability to meet, and to continue to meet, applicable regulatory requirements for the use of PureCycle’s UPR resin in food grade applications (both in the United States, Europe and internationally);
●PureCycle’s ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PureCycle’s facilities (both in the United States, Europe and internationally);
●expectations and changes regarding PureCycle’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PureCycle’s ability to invest in growth initiatives;
●PureCycle’s ability to scale and build its first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) in a timely and cost-effective manner;
●PureCycle’s ability to complete the necessary funding with respect to, and complete the construction of, its first U.S. multi-site facility located in Augusta, Georgia (the “Augusta Facility”), in a timely and cost-effective manner;
●PureCycle’s ability to sort and process polypropylene plastic waste at its plastic waste prep (“Feed PreP”) facilities;
●PureCycle’s ability to maintain exclusivity under the Procter & Gamble Company license;
●the implementation, market acceptance and success of PureCycle’s business model and growth strategy;
●the success or profitability of PureCycle’s offtake arrangements;
●the ability to source feedstock with a high polypropylene content;
●PureCycle’s future capital requirements and sources and uses of cash;
●PureCycle’s ability to obtain funding for its operations and future growth;
●developments and projections relating to PureCycle’s competitors and industry;
●the outcome of any legal or regulatory proceedings to which PureCycle is, or may become, a party including the securities class action case;
●geopolitical risk and changes in applicable laws or regulations;
●the possibility that PureCycle may be adversely affected by other economic, business, and/or competitive factors, including rising interest rates;
●turnover or increases in employees and employee-related costs;
●changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, supply chain conditions and its related impact on energy and raw materials, and PureCycle’s ability to obtain them in a timely and cost-effective manner;
●any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine);

●the potential impact of climate change on the company, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms;
●operational risk; and
●the risk that the COVID-19 pandemic (“COVID-19”), including any new and emerging variants and the efficacy and distribution of vaccines may have an adverse effect on PureCycle’s business operations, as well as PureCycle’s financial condition and results of operations.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PureCycle prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PureCycle or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PureCycle undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.